EXHIBIT 1



                          Names of Reporting Persons
                          --------------------------

1.       Martha R. Ingram

2.       Orrin H. Ingram, II

3.       John R. Ingram

4.       David B. Ingram

5.       Robin B. Ingram Patton

6.       Roy E. Claverie

7. QTIP Marital Trust Created Under the E. Bronson Ingram Revocable Trust Agreement Dated January 4, 1995

8.       E. Bronson Ingram 1995 Charitable Remainder 5% Unitrust

9.       Martha and Bronson Ingram Foundation

10.      E. Bronson Ingram 1994 Charitable Lead Annuity Trust

11. Trust for Orrin Henry Ingram, II, Under Agreement with E. Bronson Ingram Dated October 27, 1967

12. Trust for Orrin Henry Ingram, II, Under Agreement with E. Bronson Ingram Dated June 14, 1968

13. Trust for Orrin Henry Ingram, II, Under Agreement with Hortense B. Ingram Dated December 22, 1975

14.      The Orrin H. Ingram Irrevocable Trust Dated July 9, 1992

15. Trust for The Benefit Of Orrin H. Ingram Established by Martha R. Rivers Under Agreement Of Trust Originally Dated April 30, 1982, as Amended

16. Trust for John Rivers Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

17. Trust for John Rivers Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968

18. Trust for John Rivers Ingram, Under Agreement with Hortense B. Ingram Dated December 22, 1975

19.      The John R. Ingram Irrevocable Trust Dated July 9, 1992

20. Trust for the Benefit of John R. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

21.      The John and Stephanie Ingram Family 1996 Generation Skipping Trust

22. Trust for David B. Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

23. Trust for David B. Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968

24. Trust for David B. Ingram, Under Agreement with Hortense B. Ingram Dated December 22, 1975

25.      The David B. Ingram Irrevocable Trust Dated July 9, 1992

26. Trust for the Benefit of David B. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended.

27.      David and Sarah Ingram Family 1996 Generation Skipping Trust

28. Trust for Robin Bigelow Ingram, Under Agreement with E. Bronson Ingram Dated October 27, 1967

29. Trust for Robin Bigelow Ingram, Under Agreement with E. Bronson Ingram Dated June 14, 1968

30. Trust for Robin Bigelow Ingram, Under Agreement with Hortense B. Ingram Dated December 22, 1975

31.      The Robin Ingram Patton Irrevocable Trust Dated July 9, 1992

32. Trust for the Benefit of Robin B. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

33.      SunTrust Bank, Atlanta